CONVERTIBLE DEBENTURE REPURCHASE AGREEMENT

THIS CONVERTIBLE DEBENTURE REPURCHASE AGREEMENT (this “Agreement”) is entered into as of August 2, 2024, by and between DIRTT Environmental Solutions Ltd., a corporation existing under the laws of Alberta (the “Company”), on the one hand, and 22NW Fund, LP, a limited partnership existing under the laws of Delaware (the “Selling Debentureholder”), on the other hand.

Recitals

WHEREAS, the Selling Debentureholder beneficially owns an aggregate of C$18,915,000 principal amount of the Company’s outstanding 6.00% convertible unsecured subordinated debentures due January 31, 2026 (the “January Debentures”) and C$13,638,000 principal amount of the Company’s outstanding 6.25% convertible unsecured subordinated debentures due December 31, 2026 (the “December Debentures” and together with the January Debentures, the “Debentures”);

AND WHEREAS, the Selling Debentureholder desires to sell to the Company, and the Company desires to repurchase from the Selling Debentureholder, the Debentures at the Purchase Price upon the terms and subject to the conditions set forth in this Agreement;

AND WHEREAS, the Company, the Selling Debentureholder and WWT Opportunity #1 LLC have concurrently herewith entered into a support and standstill agreement effective as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Definitions

“Common Shares” means the common shares in the capital of the Company.

“Governmental Entity” means: (a) any governmental or public department, central bank, court, minister, governor-in-council, cabinet, commission, tribunal, board, bureau, agency, commissioner or instrumentality, whether international, multinational, national, federal, provincial, state, county, municipal, local, or other; (b) any subdivision or authority of any of the above; (c) any stock exchange; and (d) any quasi-governmental or private body exercising any regulatory, expropriation, investing or taxing authority under or for the account of any of the above.

“Market Price” means the average trading price of the applicable Debentures for the 20 Trading Days immediately preceding the date of this Agreement.

“Purchase Price” means C$22,104,591.45, being a 4% discount on the applicable Market Price plus a cash payment for all accrued and unpaid interest up to, but excluding, the date on which such Debentures are purchased by the Company. For greater certainty, the Purchase Price includes C$12,948,755.05 in respect of the January Debentures plus C$3,109.32 for accrued and unpaid interest and C$9,077,998.32 in respect of the December Debentures plus C$74,728.77 for accrued and unpaid interest.

“Tax Act” means the Income Tax Act (Canada).

“Trading Day” means a day on which (i) trading in the Common Shares (or other security for which a closing sale price must be determined) generally occurs on the Toronto Stock Exchange and (ii) a last reported sale price for the Common Shares is available on that securities exchange.

Agreement

1.
Repurchase.
(a)
Purchase and Sale. On the date of the Closing (as defined below), upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to repurchase from the Selling Debentureholder, and the Selling Debentureholder hereby agrees to sell, convey, assign, transfer and deliver, or cause to be delivered, to the Company, the Debentures for an aggregate purchase price equal to the Purchase Price, free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer or other agreements or claims of any kind or nature whatsoever (collectively, “Liens”).
(b)
Closing. Subject to the terms and conditions of this Agreement and the delivery of the deliverables contemplated by Section 1(c) of this Agreement, the parties shall use commercially reasonable efforts to complete the closing of the sale of the Debentures contemplated hereby (the “Closing”) on the date hereof, and in any event within 30 days following the date hereof, at a time and place mutually agreed by the parties.
(c)
Closing Deliveries and Actions.
(i)
At the Closing, the Selling Debentureholder shall arrange for an appropriate electronic transfer of the Debentures to one or more accounts designated by the Company, sufficient to convey to the Company good, valid and marketable title in and to the Debentures, free and clear of any and all Liens.
(ii)
At the Closing, the Company shall deliver to the Selling Debentureholder by wire transfer to the account to be designated by the Selling Debentureholder immediately available funds in Canadian dollars in an amount equal to the Purchase Price.

(d)
Conditions of the Selling Debentureholder’s Obligations at Closing. The obligation of the Selling Debentureholder to sell the Debentures is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(i)
The representations and warranties contained in Section 2 shall be true and correct in all respects as of the Closing.
(ii)
The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.
(iii)
There shall be no pending suit, action or proceeding by any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an “Authority”) to which the Company or any of its properties is subject, seeking to challenge, restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
(e)
Conditions of the Company’s Obligations at Closing. The obligation of the Company to purchase the Debentures is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(i)
The representations and warranties contained in Section 3 shall be true and correct in all respects as of the Closing.
(ii)
The Selling Debentureholder shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Selling Debentureholder on or before the Closing.
(iii)
There shall be no pending suit, action or proceeding by any Authority to which the Company or any of its properties is subject, seeking to challenge, restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
2.
Representations of the Company. The Company represents and warrants to the Selling Debentureholder that, as of the date hereof and at the Closing:
(a)
The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta.
(b)
The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(c)
This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company,

enforceable in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.
(d)
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under the articles or bylaws of the Company, any law, rule or regulation or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking to which the Company is a party or by which the Company or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which the Company or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would have, or reasonably be expected to have, a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or materially affect the Company’s ability to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such Authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(e)
The Company acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Selling Debentureholder, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Company in this Agreement.
3.
Representations of the Selling Debentureholder . The Selling Debentureholder represents and warrants to the Company that, as of the date hereof and at the Closing:
(a)
The Selling Debentureholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
(b)
The Selling Debentureholder has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(c)
This Agreement has been duly and validly authorized, executed and delivered by the Selling Debentureholder, and constitutes a legal, valid and binding obligation of the Selling Debentureholder, enforceable in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

(d)
The sale of the Debentures to be sold by the Selling Debentureholder hereunder and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under the governing organizational documents of the Selling Debentureholder, any law, rule or regulation, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Selling Debentureholder is a party or by which the Selling Debentureholder or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which the Selling Debentureholder or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would affect the validity of the Debentures to be sold by the Selling Debentureholder or reasonably be expected to materially affect the Selling Debentureholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such Authority is required for the performance by the Selling Debentureholder of its obligations under this Agreement and the consummation by the Selling Debentureholder of the transactions contemplated by this Agreement in connection with the Debentures to be sold by the Selling Debentureholder hereunder, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Selling Debentureholder’s ability to consummate the transactions contemplated by this Agreement.
(e)
The transfer of Debentures made by the Selling Debentureholder at the Closing will be a valid and binding obligation of the Selling Debentureholder, enforceable in accordance with its terms, and will vest in the Company good, valid and marketable title to all Debentures purchased by the Company, free and clear of any and all Liens.
(f)
The Selling Debentureholder is a sophisticated investor and knows that the Company may have material non-public information concerning the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to the Selling Debentureholder’s decision to sell the Debentures or otherwise materially adverse to the Selling Debentureholder’s interests. The Selling Debentureholder is not relying on the disclosure or omission of any such information. The Selling Debentureholder acknowledges and agrees that the Company shall have no obligation to disclose to it any such information and hereby waives and releases, to the fullest extent permitted by applicable law, any and all claims and causes of action it has or may have against Company and its affiliates, officers, partners, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of such information or the sale of the Debentures hereunder.
(g)
The Selling Debentureholder has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Debentures and has, independently and without reliance upon the Company, made its own analysis and decision to sell the Debentures. With respect to legal, tax, accounting, financial and other considerations involved in the transactions contemplated by this Agreement, including the sale of the Debentures, the Selling Debentureholder is not relying on the Company (or any agent or representative thereof). The Selling Debentureholder has carefully considered and, to the extent it believes such discussion is necessary, discussed with professional legal, tax, accounting, financial and other advisors the suitability of the transactions contemplated by this Agreement, including the sale of the Debentures.
(h)
The Selling Debentureholder acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Selling Debentureholder in this Agreement.
4.
Additional Covenants. The Selling Debentureholder shall be responsible for the payment of any transfer or similar taxes in connection with the transaction contemplated by this Agreement.
5.
Withholding Rights.
(a)
The Company will be entitled to deduct and withhold from the payment of the Purchase Price any amounts which the Company is required to deduct and withhold with respect to such payment under any applicable laws, including under the Tax Act. For the purposes hereof, provided any such withheld amounts are timely remitted to the appropriate Governmental Entity, all such withheld amounts shall be treated as having been paid to the Selling Debentureholder.
(b)
In the event that any Canadian withholding tax is determined to apply to the Purchase Price, the Company and Selling Debentureholder agree to work cooperatively to reduce the rate of withholding having regard to any available exemptions or reductions under any applicable income tax treaty between Canada and the jurisdiction of residence of the Selling Debentureholder and its members, and, in such event the Selling Shareholder shall provide the Company with any required information.
(c)
In the event that the CRA audits or proposes to reassess the Company with respect to any withholding tax on the payment of the Purchase Price, the Selling Debentureholder agrees that the Company shall be entitled to provide the CRA with any of the information referenced in paragraph (b) above, and further agrees to cooperate with the Company to provide any other information that is requested by the CRA regarding the Selling Debentureholder with respect to such audit or reassessment. The Selling Debentureholder agrees to indemnify and hold the Company harmless for any taxes (including interest and penalties) imposed on the Company as a result of the CRA determining that the Company should have withheld tax at a higher rate than the rate actually used by the Company in respect of the Selling Debentureholder.
6.
Publicity. Each of the Selling Debentureholder and the Company agrees that it shall not, and that it shall cause its affiliates and representatives not to, (a) publish, release or file any initial press release or other public statement or announcement relating to the transactions contemplated by this Agreement (an “Initial Press Release”) before providing a copy of such release, statement or announcement to the other, and (b) after the date hereof, publish, release or file any future press release or other public statement or announcement relating to the transactions contemplated by this Agreement that is materially inconsistent with any such Initial Press Release;

provided, however, that nothing in this Section 6 shall restrict the ability of the Company or the Selling Debentureholder to file any document required to be filed under applicable securities laws relating to the transactions contemplated by this Agreement, without further review or consent from the other party.
7.
Notices. All notices, requests, claims, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail (return receipt requested and postage prepaid), sent via a nationally recognized overnight courier, or sent via email (receipt of which is confirmed) to the recipient. Such notices, demands and other communications shall be sent as follows:

If to the Selling Debentureholder:

Attention: Aron English
Email:

If to the Company:

7303 – 30th Street S.E.

Calgary, AB T2C 1N6

Attention: Fareeha Khan, Chief Financial Officer

Email:

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

8.
Miscellaneous.
(a)
Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the expiration of the applicable statute of limitations.
(b)
Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(c)
Complete Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Debentureholder with respect to the subject matter hereof.
(d)
Counterparts. This Agreement may be executed by any one or more of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement, and any and all agreements and instruments executed and delivered in accordance herewith, to the extent signed and delivered by means of facsimile or other electronic format or signature (including email, “pdf,” “tif,” “jpg,” DocuSign and Adobe Sign), shall be treated in all manner and respects and for all purposes as an original signature and an original agreement or instrument and shall be considered to have the same legal effect, validity and enforceability as if it were the original signed version thereof delivered in person.
(e)
 Further Assurances. Subject to the other terms of this Agreement, the parties hereto agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the transactions contemplated by this Agreement.
(f)
Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either party without the prior written consent of the other party. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Selling Debentureholder and the Company and their respective successors and assigns.
(g)
No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.
(h)
Governing Law. This Agreement shall be interpreted in accordance with, and shall be governed by, the laws of the Province of Alberta and the federal laws of Canada applicable therein. Each of the parties irrevocably and unconditionally: (i) submits to the exclusive jurisdiction of the courts of the Province of Alberta over any action or proceeding arising out of or relating to this Agreement; (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts; and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.
(i)
Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.
(j)
Remedies. Each of the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.
(k)
Amendment and Waiver. No modification of or amendment to this Agreement shall be effective unless in a writing signed by the parties to this Agreement, and no waiver of any rights under this Agreement shall be effective unless in a writing signed by the waiving party.
(l)
Expenses. Each of the Company and the Selling Debentureholder shall bear its own costs and expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Convertible Debenture Repurchase Agreement as of the date first written above.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

By: /s/ Fareeha Khan

Name: Fareeha Khan

Title: Chief Financial Officer

22NW FUND, LP, by its general partner, 22NW Fund GP, LLC

By: /s/ Aron English

Name: Aron English

Title: Manager

[Signature Page to Convertible Debenture Repurchase Agreement]